EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Proffitt's, Inc. on Form S-8 of our report dated March 3, 1995, with respect to the consolidated financial statements of Younkers, Inc. and subsidiary for the year ended January 28, 1995 not separately presented, incorporated by reference in the Annual Report on Form 10-K of Proffitt's, Inc. for the year ended February 1, 1997.


/s/ Deloitte & Touche LLP

Des Moines, Iowa
May 22, 1997